                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 16, 2007

                          SP ACQUISITION HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                     001-142696                20-8523583
(State or other  jurisdiction        (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

            590 MADISON AVENUE, 32ND FLOOR
                     NEW YORK, NY                                10022
       (Address of principal executive offices)               (Zip code)

                                 (212) 520-2300
               Registrant's telephone number, including area code:

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act

ITEM 8.01.  OTHER EVENTS.

      On October 16, 2007, the SP Acquisition Holdings, Inc. (the "Company")
consummated its initial public offering (the "Offering") of 40,000,000 of its units (the "Units"). Each Unit consists of one share of common stock, par value
$0.001 per share ("Common Stock") and one warrant ("Warrant") to purchase one share of Common Stock at an exercise price of $7.50 per share. The Warrants expire October 10, 2011 unless earlier redeemed. Once the Warrants become exercisable, they will be redeemable in whole and not in part at a price of
$0.01 per Warrant upon a minimum of 30 days' notice, but such redemption may only occur if the last sale price of the Company's Common Stock equals or exceeds $14.25 per share for any 20 trading days within a 30 day trading period ending three business days prior to the time that the Company sends the notice of redemption to the Warrant holders. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds, before expenses, of $400,000,000.

      Simultaneously with the consummation of the IPO, the Company consummated the private sale of 7,000,000 warrants ("Additional Founder Warrants") to SP Acq
LLC, a Delaware limited liability company (the "Founder"), at a price of $1.00 per Founder Warrant, generating gross proceeds, before expenses, of $7,000,000
(the "Private Placement"). The Additional Founder Warrants are identical to the
Warrants included in the Units sold in the Offering, except that the Additional
Founder Warrants will be non-redeemable so long as they are held by SP Acq LLC or its permitted transferees. If the Company does not complete an initial business combination, the $7,000,000 in gross proceeds to the Company from the sale of the Additional Founder Warrants in the Private Placement will be part of the liquidating distribution to the Company's public stockholders, and the
Additional Founder Warrants will expire worthless.

      Approximately $394 million of the proceeds from the IPO and Private
Placement were placed in the Company's trust account at JP Morgan Chase, N.A., with Continental Stock Transfer & Trust Company acting as trustee. These proceeds include $16.0 million payable to the underwriters for deferred underwriting discounts and commissions. These funds will not be released until the earlier of the Company's completion of its initial business combination or the Company's liquidation, although the company may withdraw up to an aggregate of approximately $3.5 million of the interest income accumulated on the funds.

      An audited balance sheet as of October 16, 2007 reflecting receipt of the proceeds received by the Company in connection with the closing of the IPO and the Private Placement as well as an audited profit and loss statement for various periods including the cumulative period from February 14, 2007 (date of inception) to October 16, 2007 are included as Exhibit 99.1 to this Current
Report on Form 8-K.

      On October 16, 2007, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the consummation of the IPO and the Private Placement.

      The Company is including as exhibits to this Current Report on Form 8-K executed copies of its Investment Management Trust Agreement and Warrant
Agreement with Continental Stock Transfer & Trust Company and as adopted copies of its Amended and Restated Certificate of Incorporation and Amended and
Restated Bylaws.

ITEM 9.01.  STATEMENTS AND EXHIBITS.

(d)   Exhibits.

      Exhibit
      Number    Exhibit
      ------    -------

         3.1*   Amended and Restated Certificate of Incorporation
        10.1*   Investment Management Trust Agreement, dated as of October 16,
                2007, by and between SP Acquisition Holdings, Inc. and
                Continental Stock Transfer & Trust Company
        99.1*   Audited Financial Statements
        99.2*   Press release, dated October 16, 2007
      * Filed herewith.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 23, 2007                  SP Acquisition Holdings, Inc.

                                         By: /s/ Warren G. Lichtenstein
                                             -----------------------------------
                                             Warren G. Lichtenstein
                                             Chairman of the Board, President
                                             and Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------

      Exhibit
      Number    Exhibit
      ------    -------

         3.1*   Amended and Restated Certificate of Incorporation
        10.1*   Investment Management Trust Agreement, dated as of October 16,
                2007, by and between SP Acquisition Holdings, Inc. and
                Continental Stock Transfer & Trust Company
        99.1*   Financial Statements and Report of Independent Registered Public
                Accounting Firm
        99.2*   Press release, dated October 16, 2007
      * Filed herewith.